                                                                    EXHIBIT 4.6



                                                                      C#: 54691
 [LOGO APPEARS HERE]                                                  L#: 54692
                                                                LS#: 8800022277


                                                                PROMISSORY NOTE
                                                                (AIRCRAFT LOAN)
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$4,000,000.00                                   Funding Date: November 27, 2002

         FOR VALUE RECEIVED, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, IN ITS CAPACITY AS OWNER TRUSTEE (hereinafter the "Maker"), FOR THE BENEFIT OF NOVAMERICAN TUBE HOLDINGS, INC., TRUSTOR, promises to pay to the order of KEY CORPORATE CAPITAL INC., ACTING THROUGH ITS DIVISION KEY EQUIPMENT FINANCE, ("Holder"), the sum of $4,000,000.00 in lawful money of the United States of America (the "Principal"), with interest thereon as hereafter provided ("Interest"), to be paid in the manner set forth herein. This Note is executed pursuant to that certain aircraft security agreement (the "Aircraft Security Agreement") dated as of November 27, 2002 between Maker and Holder. Capitalized terms used herein without definition shall have the meaning given them in the Aircraft Security Agreement.

1. INTEREST RATE; PLACE OF PAYMENT. Interest on the balance of the Principal outstanding on this Note shall accrue from the Funding Date of this Note and shall be due and payable at a fixed rate of percent (3.38%) per annum (the "Interest Rate") which rate shall be immediately and correspondingly adjusted (pursuant to 2(b) hereof) with each change in the Actual Index (as hereinafter defined). Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payment of the Principal and Interest hereunder shall be made to Holder at 66 South Pearl Street, Post Office Box 1865, Albany, NY 12201-1865, or at such other place as Holder may designate from time to time in writing. Holder reserves the right to require payment on this Note to be made by wired federal funds or other immediately available funds.

2. REPAYMENT TERMS. (a) The Principal and Interest shall be due and payable as follows:

                  (1) On the first Note Payment Date, an amount equal to $375.56 per day as interim interest for the period from the Funding Date through and including the last day of the month following the Funding Date, which interim interest was calculated by Holder using the Assumed Index (as hereinafter defined) plus 200 basis points and is expressly not subject to adjustment pursuant to Section 2(b) hereof; PLUS

                  (2) Sixty (60) consecutive monthly installments payable in arrears each in an amount equal to 72,552.22 commencing and payable on the first day of the second month following the Funding Date and on the same day each month thereafter (each, a "Note Payment Date"). In addition, Maker will pay a late payment charge of five percent (5%) of any payment due hereunder that is not paid on or before the date due hereunder.

         (b) Maker and Holder agree that each Note payment hereunder shall be increased or decreased (but not below zero), as the case may be, by the Rate Differential (as hereinafter defined) as follows: if, as of any Note Payment Date, (i) the Rate Differential is greater than zero, the amount due on such Note Payment Date shall be increased by such Rate Differential, and (ii) the Rate Differential is less than zero, the amount of the Note Payment due on such Note Payment Date shall be decreased by such Rate Differential.

         (c) As used herein, the following terms shall have the respective meanings indicated below:

                           (1) "Assumed Index" shall mean one hundred and
                  thirty-eight hundredths percent (1.38%).


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Form No: 96-500.801                                                 Page 1 of 5

                           (2) "Actual Index" shall mean, as of the date of
                  determination, the London interbank offered rate for deposits in United States dollars having a maturity of one month which appears in the "Money Rates" section of THE WALL STREET JOURNAL, published on the business day on, or immediately prior to, the 28th day of the month immediately preceding such calendar month. If the Actual Index is no longer available, Holder will choose a new index which is based upon comparable information and will give Maker notice of such new "Actual Index."

                           (3) "Net Investment Balance" shall mean, as of the
                  date of determination, the outstanding balance (calculated using the Assumed Index plus 200 basis points) reflected on Holder's accounting system (which assumes a 360 day year consisting of twelve 30 day months), for the Note Payment Date immediately preceding such day or, if such day is a Note Payment Date, for such Note Payment Date.

                           (4) "Rate Differential" shall mean, with respect to
                  any Note Payment Date, the product of the following formula:

                  =========================================================================
                  RATE DIFFERENTIAL = ACTUAL INDEX - ASSUMED INDEX X NET INVESTMENT BALANCE
                                      ----------------------------
                                                   12
                  =========================================================================

3. SECURITY. Payment of the Principal and Interest hereunder, and the performance and observance by Maker of all agreements, covenants and provisions contained herein, is secured by a first priority security interest in the Collateral.

4. PREPAYMENT. Except as contemplated by section 3 of the Aircraft Security Agreement, Maker may not prepay, in whole or in part, the principal outstanding hereunder; PROVIDED, HOWEVER, that commencing on the date following the twelve month anniversary of the Funding Date, Maker may prepay, in whole but not in part, the principal outstanding hereunder by paying to Holder such outstanding principal, together with all accrued and unpaid interest thereon at the Interest Rate in effect on the Funding Date, plus a prepayment premium ("Prepayment Premium") equal to a percentage of the outstanding principal calculated as follows:

Months                                              Prepayment Premium
-------------------------------------------------------------------------------
1-12                                                No prepayment permitted
13-24                                               1/2%
25-End of Term                                      0%

5. TRANSFER OR ASSIGNMENT. Holder may at any time assign or otherwise transfer or negotiate this Note in whole or in part, without any notice to Maker. The rights and obligations of Maker may not be assigned or delegated.

6. APPLICATION OF PAYMENTS. Prior to an Event of Default, each payment received on this Note shall be applied first to all costs of collection, then to unpaid late payment charges (if any) and Prepayment Premium (if any) hereunder, then to Interest as of the payment due date and the balance, if any, to the outstanding Principal as of the date received. Upon the occurrence, and during the continuance, of an Event of Default, any payments in respect of the Liabilities and any proceeds of the Collateral when received by Holder in cash or its equivalent, will be applied first to costs of collection and, thereafter, in reduction of the Liabilities in such order and manner as Holder may direct in its sole discretion, and Maker irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Holder shall have the continuing and exclusive right to apply any and all such payments and proceeds in the Holder's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.


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Form No: Air 02-500.602                                             Page 2 of 5

7. EVENTS OF DEFAULT. (a) Maker shall be in default if any of the following happens (an "Event of Default"): (1) Maker fails to make any installment of the Principal or Interest, or any other payment due and owing, under this Note within ten (10) days after the same becomes due and payable; or (2) Maker fails to perform any other obligation required to be performed by Maker under this Note, the Aircraft Security Agreement or any of the other Loan Documents for thirty (30) days after written notice from Holder of such failure; or (3) any representation, warranty or other statement by or on behalf of Maker in connection with this Note is false or misleading in any material respect; or (4) an Event of Default has occurred and is continuing under the Aircraft Security Agreement.

         (b) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, Holder may declare the entire outstanding balance of the Principal, together with all accrued and unpaid Interest thereon, immediately due and payable without notice or demand which amounts shall, together with all other sums due hereunder, accrue interest from such acceleration until the date of actual payment at the Default Rate ("Default Rate" shall mean an annual interest rate equal to the lesser or 12% of the maximum interest rate permitted by Applicable Law). Should there occur an Event of Default, and if a voluntary or involuntary petition under the United States Bankruptcy Code is filed by or against Maker while such default remains uncured, the entire outstanding balance of the Principal automatically shall be accelerated and due and payable with interest thereon at the Default Rate and Holder may exercise any and all of its remedies hereunder, under the other Loan Documents and under Applicable Law ("Applicable Law" shall mean all applicable Federal, state, local and foreign laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, licenses, and permits of any governmental agency). The remedies of Holder provided herein, in the Aircraft Security Agreement and under Applicable Law shall be cumulative and concurrent and may be pursued singly, successively or concurrently at the sole discretion of Holder and may be exercised as often as occasion therefor shall occur. The failure to exercise, or any delay in the exercise of, any right or remedy shall in no event be construed as a waiver, release or exhaustion of any such remedies.

8. COLLECTION COSTS. In addition to the Principal, Interest, Prepayment Premium (if any), and late payment charges (if any), Maker shall pay Holder on demand, and Holder shall be entitled to collect all costs and expenses of collection, including, without limitation, reasonable attorneys' fees, incurred in connection with enforcement of its rights and remedies hereunder and under the other Loan Documents, the protection or realization of the Collateral or in connection with Holder's collection efforts, or in connection with any bankruptcy or other judicial proceeding, whether or not suit on this Note or any foreclosure proceeding is filed. All such costs and expenses shall be payable on demand and, until paid, shall be Liabilities secured by the security interest granted under the Aircraft Security Agreement and all other collateral, if any, held by Holder as security for Maker's obligations under this Note.

9. GOVERNING LAW; BINDING AGREEMENT. The provisions of this Note shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. THIS NOTE, THE AIRCRAFT SECUIRTY AGREEMENT AND OTHER LOAN DOCUMENTS ARE BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

10. MORE THAN ONE SIGNER. If more than one person or entity signs this Note as a Maker, the obligations contained herein shall be deemed joint and several and all references to "Maker" shall apply both jointly and severally.

11. GENERAL. Maker represents and warrants that this Note evidences a loan for business or commercial purposes. Prior to signing this Note, Maker read and understood the provisions hereof, and agrees to all terms and conditions contained herein.


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Form No: Air 02-500.602                                             Page 3 of 5

12. WAIVER. MAKER AND ALL ENDORSERS, SURETIES, AND GUARANTORS HEREOF HEREBY JOINTLY AND SEVERALLY WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NON-PAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE THE MATURITY, NOTICE OF PROTEST AND PROTEST OF THIS NOTE. HOLDER AND MAKER HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION OR PROCEEDING TO WHICH HOLDER OR MAKER MAY BE PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY, OF THIS NOTE OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY HOLDER AND THE MAKER WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE AND THE OTHER LOAN DOCUMENTS.

13. USURY; PARTIAL INVALIDITY. (a) At no time shall the Interest Rate (or the Default Rate or other amounts paid or collected hereunder) exceed the highest rate allowed by applicable law for this type of loan. Should Holder ever collect interest at a rate that exceeds such applicable legal limit, such excess will be credited to the Principal.

         (b) Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this
Note in any other jurisdiction.

14. NOTICES. All notices and other communications under this Note shall be in writing and shall be addressed: (a) if to Maker, 79 South Main Street, 12th Floor, Salt Lake City, UT 84111 with a copy to Guarantor, 2175 Hymus Boulevard, Dorval, Quebec H9P 1J8, Canada and (b) if to Holder, Key Corporate Capital Inc., acting through its division Key Equipment Finance, 66 South Pearl Street, Post Office Box 1865, Albany, NY 12201-1865, Attention: Account Manager, or such other address as either party hereto shall communicate to the other party at its address specified above. All such notices and other communications shall be deemed to have been duly given if delivered by hand, overnight courier or if sent by certified mail, return receipt requested, to the party to whom such notice is intended to be given, and shall be effective upon receipt.

15. FUNDING DATE. The Funding Date for this Note shall be the date on which Holder disburses funds hereunder. TO THE EXTENT THE FUNDING DATE IS LEFT BLANK ABOVE, OR DOES NOT REFLECT THE ACTUAL DATE THAT HOLDER DISBURSES FUNDS HEREUNDER, MAKER HEREBY AUTHORIZES HOLDER TO WRITE IN THE CORRECT DATE AT THE TIME OF DISBURSEMENT.

         IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused this Note to be duly executed on the day and year first above written.


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Form No: Air 02-500.602                                             Page 4 of 5

MAKER:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, IN ITS CAPACITY AS OWNER TRUSTEE, FOR THE BENEFIT OF NOVAMERICAN TUBE HOLDINGS, INC., TRUSTOR


X /s/ VAL T. ORTON
  ----------------------------
Name: Val T. Orton
Title: Vice President

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


         On this 26TH (DAY) day of 11 (MONTH), 2002 (YEAR), before me the subscriber personally appeared VAL T. ORTON, who being by me duly sworn, did depose and say; that (s)he resides at SALT LAKE County, State of UTAH: that
(s)he is a VICE PRESIDENT of WELLS FARGO BANK NORTHWEST, N.A., the corporation described in and which executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the Board of Directors of said corporation.


/s/ JANICE BRYANT
------------------------------
NOTARY PUBLIC

My Commission Expires: 9/14/05


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Form No: Air 02-500.602                                             Page 5 of 5

                                                                Foreign Guaranty
--------------------------------------------------------------------------------

                          CORPORATE GUARANTY AGREEMENT

         This CORPORATE GUARANTY AGREEMENT (this "Guaranty") is made as of November 27, 2002 by NOVAMERICAN STEEL INC., a Canadian company (the "Guarantor"), in favor of KEY EQUIPMENT FINANCE, A DIVISION OF KEY CORPORATE CAPITAL INC. ("KEF").

                                    RECITALS

1. WELLS FARGO BANK NORTHWEST NATIONAL ASSOCIATION, IN ITS CAPACITY AS OWNER TRUSTEE (the "Borrower") for the benefit of Novamerican Tube Holdings, Inc., as Trustor, has executed a Promissory Note, Aircraft Security Agreement and associated loan documents dated as of November 27, 2002, under which KEF is Lender (collectively the "Agreement"); and

2. Guarantor will derive substantial and direct benefits (which benefits are hereby acknowledged) from the Agreement and other benefits provided to Borrower under the Agreement; and

3. It is a condition precedent to KEF's obligation as Lender that this Guaranty is given and be in full force and effect. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreement.

                                A G R E E M E N T

         NOW THEREFORE, in order to induce KEF to participate in the transactions described above and for other good and valuable consideration, receipt of which Guarantor acknowledges, and in consideration of, and in order to induce KEF to enter into the Agreement:

         Section 1. GUARANTY. Guarantor hereby (i) unconditionally and irrevocably guarantees to KEF the full and prompt performance by Borrower of all obligations which Borrower currently or hereafter may have to KEF under the Agreement, for the payment when due of all payments (including, without limitation, principal and interest due on the indebtedness) and all other sums currently or hereafter owing by Borrower to KEF thereunder, including costs, expenses and reasonable attorneys fees incurred by KEF in connection therewith, and (ii) agrees to indemnify KEF against all costs and expenses KEF may incur as a result of the enforcement or attempted enforcement by KEF of any of its rights against Guarantor hereunder. Guarantor agrees that this Guaranty shall be valid, enforceable and unconditionally binding upon Guarantor regardless of: (a) the reorganization, merger or consolidation of Borrower into or with another entity, corporate or otherwise, or the sale or other disposition of all or substantially all of the capital stock, business or assets of Borrower to any other person or party; (b) the dissolution of Borrower, Guarantor or any Other Guarantor (as hereinafter defined); (c) the voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of Borrower, Guarantor or any Other Guarantor (as hereinafter defined); (d) the granting by KEF of any indulgences or extensions to Borrower, Guarantor or any Other Guarantor (as hereinafter defined); (e) the assertion by KEF against Borrower, Guarantor or any Other Guarantor (as hereinafter defined) of any of KEF's rights and remedies provided for under the Agreement or existing in its favor in law, equity or bankruptcy; (f) the release of Borrower, Guarantor or any Other Guarantor (as hereinafter defined) from any obligations under


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Form No.: Foreign Guaranty                                           Page 1 of 8
the Agreement, this Guaranty or any Other Guarantees by KEF or by operation of law or otherwise; (g) any invalidity, irregularity, defect or unenforceability of any provision of the Agreement, this Guaranty or any Other Guarantees; or (h) the destruction, sale, modification or alteration of any item of the Equipment. Guarantor confirms that the foregoing waiver is informed and voluntary.

         Section 2. WAIVERS. Guarantor hereby waives notice of and consents to
(i) the financing of the Equipment under the Agreement and to any leasing or other use of the Equipment permitted by KEF (regardless of who any such lessee or user may be), (ii) all of the provisions of the Agreement, and any amendments, qualifications and extensions thereof, and any actions taken thereunder, and (iii) execution by Borrower of the forgoing documents and of any other agreements, documents and instruments executed by Borrower in connection therewith. Guarantor further waives notice of KEF's acceptance of this Guaranty, of any default and non-payment and/or non-performance by Borrower under the Agreement, of presentment, protest and demand, and of all other matters to which Guarantor might otherwise be entitled. Guarantor further agrees that this Guaranty shall remain and continue in full force and effect notwithstanding any renewal, modification or extension of the term of the Agreement or of the terms and conditions of the Agreement. Guarantor hereby expressly waives all notice of and consents to any such renewal, modification or extension, and to the execution by Borrower of any documents pertaining to any such renewal, modification or extension. Guarantor further agrees that Guarantor's liability under this Guaranty shall be absolute, primary and direct, and that KEF shall not be required to pursue any right or remedy it may have against Borrower under the Agreement or otherwise (and shall not be required first to commence any action or obtain any judgment against Borrower) before enforcing this Guaranty against Guarantor. Guarantor hereby agrees that the failure of KEF to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Agreement, or to exercise any of its rights thereunder, shall not be construed or deemed to be a waiver or relinquishment for the future of any such terms, provisions, covenants or rights, but such terms, provisions, covenants and rights shall continue and remain in full force and effect and shall be enforceable under this Guaranty. No delay or failure by KEF to exercise any right or remedy against any Other Guarantor (as hereinafter defined) will be construed as a waiver of that right or remedy or as a waiver of any right or remedy against Guarantor. All remedies of KEF against the Borrower, Guarantor and the Other Guarantors (as hereinafter defined) are cumulative. Receipt by KEF of any payments or other sums payable under the Agreement with knowledge that Borrower has breached any of the terms, provisions or covenants of the Agreement shall not be deemed to be a waiver by KEF of such breach, or a re-lease or relinquishment of any claim for future performance under the Agreement or this Guaranty.

         Section 3. REPRESENTATIONS. Guarantor warrants and represents to KEF that the execution, delivery and performance of this Guaranty will not result in a breach of, or constitute a default under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of Guarantor pursuant to any loan agreement, indenture or contract to which Guarantor is a party or by or under which it is bound.

         Section 4. ASSIGNMENT. No assignment or other transfer by KEF or Borrower of any interest, right or obligation under the Agreement, or assumption by any third party of the obligations of Borrower under the Agreement, shall extinguish or diminish the unconditional, irrevocable, absolute, primary and direct liability of Guarantor under this Guaranty, Guarantor hereby consenting to and waiving all notice of any such assignment, transfer or assumption.


--------------------------------------------------------------------------------
Form No.: Foreign Guaranty                                           Page 2 of 8

         Section 5. SUBROGATION. Until such time as any obligations of the Borrower under the Agreement are paid in full, Guarantor specifically waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which the Guarantor may now or hereafter have against the Borrower or any other person or entity directly or contingently liable for the obligations guaranteed hereunder, or against or with respect to the Borrower's property (including, without limitation, property collateralizing the Agreement), arising from the existence or performance of this Guaranty.

         Section 6. UNCONDITIONAL GUARANTY. The liability of Guarantor under this Guaranty, and of any other guarantors (the "Other Guarantors"), if any, under guarantees (the "Other Guarantees") given in favor of KEF in connection with the Agreement, shall be joint and several and shall be irrevocable, unconditional and absolute, continuing in full force and effect according to its terms, until all of the obligations hereby guaranteed have been fully satisfied. The release or modification of any or all of the Other Guarantees shall in no way modify, release, or affect Guarantor under this Guaranty.

         Section 7. ASSIGNMENT BY KEF. This Guaranty is assignable by KEF without notice to Guarantor and Guarantor consents thereto. Guarantor's obligations under this Guaranty may not be delegated to any other person or entity without the prior written consent of KEF. Any assignee of KEF shall have all of the rights of KEF hereunder and may enforce this Guaranty against Guarantor with the same force and effect as if this Guaranty were given to such assignee in the first instance. This Guaranty shall inure to the benefit of KEF, and its successors and assigns, and shall be binding upon Guarantor and its heirs, administrators, successors and assigns. To the extent that an assignment of all or any portion of KEF's interest in this Guaranty or the Agreement or any outstanding obligation of the Borrower or Guarantor hereunder or thereunder would, at the time of such assignment, result in the increase of any amount payable under Section 11 over that being charged by KEF prior to such assignment, neither the Guarantor nor the Borrower shall be obligated to pay such increased amount.

         Section 8. SEVERABILITY. If any provision of this Guaranty is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent that it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be construed liberally in favor of KEF in order to effect the provisions hereof.

         Section 9. PAYMENT IN U.S. DOLLARS; JUDGMENT CURRENCY. This Guaranty is made by the Guarantor in connection with a financing transaction in which the specification of U.S. Dollars and payment at the designated place of payment is of the essence, and U.S. Dollars shall be the currency of accounting in all events. The payment obligations of the Guarantor under this Guaranty shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to U.S. Dollars and transferred to the designated place of payment under normal banking procedures does not yield the amount of U.S. Dollars due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which, in accordance with normal banking procedures, the party entitled thereto could purchase U.S. Dollars with the Judgment Currency at commercial banks located in the City of New York on the business day on which such payment is received. The obligation of the Guarantor in respect of any such sum due from it to any party hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the business day of receipt by such party of any


--------------------------------------------------------------------------------
Form No.: Foreign Guaranty                                           Page 3 of 8
sum adjudged to be due hereunder in the Judgment Currency such party may, in accordance with normal banking procedures, purchase and transfer to a bank in the City of New York U.S. Dollars with the amount of the Judgment Currency so adjudged to be due. Guarantor hereby agrees, as a separate obligation and notwithstanding any such judgment, to indemnify KEF against, and to pay KEF on demand, U.S. Dollars, in the amount equal to any difference between the sum originally due to KEF in U.S. Dollars and the amount of U.S. Dollars so purchased and transferred.

         Section 10. CONSENTS AND REGISTRATIONS. Until payment and performance in full of all of the obligations hereunder, the Guarantor will obtain at any time and from time to time all exchange control authorizations and all other authorizations, licenses, consents, registrations and approvals as shall now or hereafter be necessary in connection with its making and performance of this Guaranty.

         Section 11. WITHHOLDING TAXES.

                  (a) Each payment to be made by the Guarantor under this Guaranty shall be made free and clear of and without deductions or withholding of or on account of any present or future taxes, duties, assessments or charges of whatsoever nature together with any liabilities (including penalties, interest and expenses) in respect thereof imposed or levied on or on behalf of the government of Canada or any political subdivision thereof or any authority or agency thereof having the power to tax ("Canadian Withholding Taxes") unless such deduction or withholding is required by the laws of Canada or any province or political subdivisions thereof or by the administrative practice of any taxing authority. "Canadian Withholding Taxes" shall not include Excluded Taxes (as defined below). If any such deduction or withholding is required by Canada in respect of any such payment, the Guarantor shall, unless such deduction or withholding is attributable to Excluded Taxes (as defined below):

                           (i) pay any such additional amount to KEF as may be
                  necessary to ensure that it receive a net sum after such deduction, withholding or payment of Canadian Withholding Taxes (including any deduction, withholding or payment of Canadian Withholding Taxes in respect of the additional amount), free from any liability in respect of any such Canadian Withholding Taxes, equal to the sum that KEF would have received had no such deduction or withholding of Canadian Withholding Taxes been made or required to be made and had no such Canadian Withholding Taxes been payable;

                           (ii) deduct such Canadian Withholding Taxes from
                  such payment;

                           (iii) pay the full amount so deducted to the relevant
                  authority on account of such Canadian Withholding Taxes within the time provided under, and otherwise in accordance with, Applicable Law; and

                           (iv) promptly after the date such Canadian
                  Withholding Taxes are due under Applicable Law, deliver to KEF the forms prescribed by the relevant authority of such Canadian Withholding Taxes.

                  (b) Without duplication of clause (a) of this Section 11, the Guarantor hereby indemnifies and holds harmless KEF on an after-tax basis, for any Canadian Withholding Taxes that may become payable by KEF in respect of any payment made by the Guarantor under this Guaranty. Without limiting the generality of the foregoing, in the event that:


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                           (i) the Guarantor or KEF is assessed or reassessed by
                  any Canadian taxing authority for any Canadian Withholding Taxes in respect of any payment made by the Guarantor under this Guaranty, the Guarantor shall pay such Canadian Withholding Taxes together with interest or penalties thereon to such taxing authority on behalf of KEF and without recourse against KEF within ten (10) days of demand therefore by KEF;
                  or

                           (ii) KEF pays any Canadian Withholding Taxes in
                  respect of any payment made by the Guarantor under this Guaranty the Guarantor shall indemnify KEF upon receipt of the notice called for in clause (d) below.

                  (c) Without duplication of clause (a) or clause (b) of this
Section 11, the Guarantor shall indemnify and hold harmless KEF, on an after-tax basis, for any additional taxes on net income that KEF may be obliged to pay as a result of the receipt by it or payment by the Guarantor of any amount under this Section 11.

                  (d) KEF shall promptly notify the Guarantor of any Canadian Withholding Taxes in respect of which it has paid or received an assessment or reassessment from any Canadian taxing authority and for which the Guarantor is required to indemnify it pursuant to clause (b) or clause (c) of this Section 11 and of the amount payable to it by the Guarantor pursuant to such clause or clauses, as the case may be, and the Guarantor shall indemnify KEF within ten
(10) days of the receipt of such notice. KEF shall reasonably determine the amount payable to it.

                  (e) In the event KEF contests the assessment of any Canadian Withholding Taxes for which it has received indemnification or reimbursement from the Guarantor under this Section 11, and such Canadian Withholding Taxes are refunded to KEF by any Canadian taxing authority, KEF shall repay, to the extent of such refund received by it, as determined after taking into account any tax detriments and benefits reasonably expected to be realized by KEF by reason of such refund and repayment, any amounts paid by the Guarantor under this Section 11 in respect of such Canadian Withholding Taxes.

                  (f) The Guarantor shall not be liable for and shall not reimburse or indemnify KEF for any present or future taxes, duties, assessments or charges of whatsoever nature together with any liabilities (including penalties, interest and expenses) in respect thereof imposed or levied by or on behalf of the government of Canada or any political subdivision thereof or any authority or agency therein or thereof having the power to tax to the extent that any such item is imposed or levied (such taxes, duties, assessment, charges or liabilities being hereinafter referred to as "Excluded Taxes") as a result of
KEF: (i) being organized under the laws of, or resident or doing business in Canada otherwise than by reason of the transactions contemplated by the Agreement; or (ii) being a person who is not dealing at arm's length (within the meaning of the income tax act of Canada, as it may from time to time be amended) with the Guarantor.

                  (g) The Guarantor's obligations under this Section 11 shall survive the termination of this Guaranty and the payment of all amounts payable under the other provisions of this Guaranty.

                  (h) KEF shall comply with the requirements of any provision of Applicable Law or treaty properly available to KEF to reduce or eliminate any such Canadian Withholding Taxes and shall provide to Guarantor evidence thereof.


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         Section 12. TERM OF AGREEMENT. This Guaranty and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until the Agreement expires in accordance with its terms and the payment of all Borrower obligations thereunder, after which this Guaranty shall terminate and be of no force and effect against the Guarantor, except as otherwise expressly provided herein.

         Section 14. MISCELLANEOUS.

                  (a) AMENDMENTS AND WAIVERS. No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

                  (b) GOVERNING LAW. THIS GUARANTY SHALL BE IN ALL RESPECTS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES OF SUCH STATE. THE GUARANTY HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

                  (c) SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof. Except as expressly provided herein or in the Agreement, no party hereto may otherwise assign their interests without the consent of the parties hereto.

                  (d) HEADINGS. The headings of the sections of this Guaranty are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                  (e) NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail and courier service,
(ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed, in each case addressed, if to the Guarantor, at 2175 Hymus Blvd., Dorval, Quebec H9P IJ8, Canada, and if to KEF, at 66 South Pearl Street, Albany, New York, 12207, Attention: Account Manager, or in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other party hereto.

                  (f) WAIVER. No waiver of any of the terms and conditions of this Guaranty and no notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute the waiver of any rights of the parties hereto to any other or further action in any circumstances without notice of demand. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


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                  (g) ENFORCEMENT. The Guarantor agrees to pay all reasonable out-of-pocket costs and expenses incurred by or on behalf of KEF or its successors or assigns in connection with the enforcement hereof against the Guarantor (including, without limitation, the reasonable fees and disbursements of counsel). The Guarantor agrees that the parties hereto may bring suit against the Guarantor without joining the Borrower.

                  (h) ACTIONS AND PROCEEDINGS. Any legal action or proceeding against the Guarantor with respect to this Guaranty may be brought in such of the courts of competent jurisdiction of the State of New York or in the United States District Court for the Northern District of New York as KEF or its successors and assigns, as the case may be, may elect, and by execution and delivery of this Guaranty the Guarantor irrevocably submits to the nonexclusive jurisdiction of such courts, and to appellate courts therefrom, for purposes of legal actions and proceedings hereunder and, in the case of any such legal action or proceeding brought in the above-named New York courts, hereby irrevocably consents, during such time, to the services of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the Guarantor at its address as provided in Section 13(e) hereof, or by any other means permitted by Applicable Law. If it becomes necessary for the purpose of service of process out of any such courts, the Guarantor shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that the Guarantor will at all times have an agent for service of process for the above-purposes located within the jurisdiction of such courts. To the extent permitted by Applicable Law, a final, unappealable judgment (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Guarantor to KEF) against the Guarantor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any of the above-named courts or from any Canadian court or from any legal process therein, the Guarantor hereby irrevocably waives such immunity, and the Guarantor hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts or in any Canadian court, (i) the defense of sovereign immunity, (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts or any Canadian court by reason of sovereign immunity or otherwise, (iii) that it or any of its property is immune from the above-described legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise),
(iv) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Guaranty or any other operative document may not be enforced in or by such courts, or (v) any defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to a final, unappealable judgment of any court having jurisdiction. Nothing in these provisions shall limit any right of KEF to bring actions, suits or proceedings in the courts of any other jurisdiction. The Guarantor expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America and of Canada and in particular under the United States Foreign Sovereign Immunities Act of 1976, and that the provisions of this
Section 13(h) constitute, INTER ALIA, a special arrangement for service between the parties hereto under said Act.


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                  (i) JURY TRIAL WAIVER. Each of Guarantor and (by its
acceptance of this guaranty) KEF hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Guaranty or the Agreement.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 27th day of November, 2002.

NOVAMERICAN STEEL, INC.


By: Christopher H. Pickwoad
    -----------------------
Name:  Christopher H. Pickwoad
Title:  Chief Financial Officer











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